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                                                                    EXHIBIT 99.5

                          CONSENT OF DIRECTOR NOMINEE
                                SR Telecom Inc.

     I hereby consent to be named in the Registration Statement on Form F-4 of SR Telecom Inc. (the "Registration Statement"), and in all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, as a nominee for director of SR Telecom Inc., and to all references to me in that connection in the Prospectus.


                                                /s/ Gideon Ben-Efraim
                                        By: ______________________________
                                                  GIDEON BEN-EFRAIM

Date: August 6, 2003